  Exhibit 99.1

Company Achieves Record Revenues of Over One Million in Sales for the First Quarter

NEW YORK, New York- October 17, 2017- Hispanica International, Inc. (OTCQB: HISP) a brand accelerator company focused on proprietary brands in the beverage and snack industry, today announced results for its 2018 fiscal first quarter ended August 31, 2017.

 First Quarter 2018 Financial Highlights:

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HISP surpassed over $1M in revenues for its first quarter of fiscal 2018.
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HISP attained a 60% revenue increase from the comparable quarter a year ago (Q1 2018 vs Q1 2017).
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Operating losses decreased by almost 70%.
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Proprietary brands generated nearly 30% of revenues (up from 17% from last year's comparable quarter).
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HISP will continue to grow sales of its proprietary brands by increasing distribution, both directly through its DSD operations, as well through other distributors and directly to chain retailers.
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Existing shareholders Shircoo Inc. and JH Brech, LLC, increased their positions by financing the next stage of development with a new funding round.
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HISP has initiated the process to remove convertible debt from its balance sheet.

Fiscal 2018 first quarter net sales were $1.03 million up from $649,411 in the comparable quarter in 2017 and net losses were ($529,244), compared to ($1.03) million in 2017. Operating losses for the quarter were $145,000 compared to $249,000 in the year ago period. In addition, operating expenses decreased by $322,000 during the three months ended August 31, 2017 as compared to the three months ended August 31, 2016.

The acquisition of Energy Source Distributors, Inc. (ESD) in July 2016 allowed HISP to expand distribution. Sales through the ESD subsidiary increased by $196,000 during the three months ended August 31, 2017 as compared to the three months ended August 31, 2016. Sales through the HISP channel increased by $191,000 during the three months ended August 31, 2017 from the comparable period a year ago.

"In the first quarter, we hit a major milestone, surpassing $1M in revenues in one quarter, while reducing operating losses by 70%," said Fernando Oswaldo Leonzo, Chairman and CEO of Hispanica. "The investments from existing shareholders enable us to move forward without convertible debt and focus on growing our brands while making key acquisitions. Looking ahead, we expect to improve sales execution in the second quarter while maintaining our focus on fiscal discipline. We remain committed to our goal of continued revenue growth from organic operations, Improving our product mix as well as growing Hispanica’s portfolio of accretive assets.”
Hispanica anticipates closing the acquisition of Giant Beverage Company, Inc. of New York City during the second quarter, subject to the satisfaction of certain closing conditions.

For more information, please read the 10-Q filed with the SEC on October 16, 2017.

Hispanica International, Inc.
Condensed Consolidated Balance Sheets

	August 31,	May 31,
	2017	2017
ASSETS	(Unaudited)

Current Assets:
Cash and cash equivalents	$249,834	$217,598
Accounts receivable	153,553	160,306
Inventory	308,070	293,207
Total current assets	711,457	671,111

Other Assets:
Equipment, net of accumulated depreciation of $19,508 and $14,508 at August 31 and May 31, 2017, respectively	55,492	60,492
Customer list, net of accumulated amortization of $43,750 and 35,625 at August 31 and May 31, 2017, respectively	331,250	339,375
Security deposits	5,245	5,245
	$1,103,444	$1,076,223
LIABILITIES AND STOCKHOLDERS' DEFICIENCY
Current Liabilities
Lines of credit	$22,583	$11,413
Loans payable - related party	20,000	-
Loans payable, net of unamortized deferred financing costs of $60,169 and $100,322 at August 31 and May 31, 2017, respectively	163,922	278,865
Note payable, net of unamortized deferred financing costs of $75,833 and $129,208 at August 31 and May 31, 2017, respectively	284,881	229,506
Convertible notes payable, net of unamortized deferred financing costs of $54,634 and $246,213 at August 31 and May 31, 2017, respectively	748,365	556,787
Accounts payable and accrued expenses	1,063,978	719,193
Total Current Liabilities	2,303,729	1,795,764

Commitments and contingencies

Stockholders' Deficiency:
Series A Preferred stock, $0.001 par value; 10,000,000 shares authorized, 1,200,000 shares issued and outstanding	1,200	1,200
Common stock, $0.001 par value; 100,000,000 shares authorized, 19,283,170 and 18,717,922 shares issued and outstanding at August 31 and May 31, 2017, respectively	19,282	18,717
Additional paid in capital	3,103,056	3,055,121
Accumulated deficit	(4,323,823)	(3,794,579)
	(1,200,285)	(719,541)
	$1,103,444	$1,076,223

The accompanying notes are an integral part of these condensed consolidated financial statements.

Hispanica International, Inc.
Condensed Consolidated Statements of Operations
(Unaudtied)

	For the three months ended August 31,
	2017	2016

Sales, net	$1,036,044	$649,411
Cost of goods sold	818,526	501,257
Gross profit	217,518	148,154

Expenses:
Officers' compensation	9,493	3,750
Salaries and benefits	128,363	63,340
Repairs and maintenance	25,452	4,210
Professional fees	91,731	259,712
Consultancy - share based compensation	48,500	336,176
Advertising and promotion	1,333	759
Travel	18,929	24,971
Rent	11,363	13,064
Depreciation and amortization	13,125	10,000
Other	63,440	17,772
	411,729	733,754

Loss before other income and expenses	(194,211)	(585,600)

Other income and expenses
Interest and financing costs	(335,033)	(441,659)

Net loss	$(529,244)	$(1,027,259)

Basic and diluted loss per share	$(0.03)	$(0.07)

Basic and diluted weighted average number of shares outstanding	18,925,515	13,710,632

The accompanying notes are an integral part of these condensed consolidated financial statements.

Hispanica International, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	For the three months ended August 31,
	2017	2016
Cash Flows From Operating Activities
Net loss	$(529,244)	$(1,027,259)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Stock based compensation	48,500	656,676
Depreciation and amortization	13,125	10,000
Interest and financing costs	287,105	169,152
Changes in operating assets and liabilities:
(Increase) decrease in:
Accounts receivable	6,753	(262,661
Inventory	(14,863)	(237,186
Prepaid expenses and other current assets	-	14,740
Increase (decrease) in:
Accounts payable and accrued expenses	344,785	396,172
Customer advances	-	(20,880)
	156,161	(301,246)

Cash Flows From Investing Activities
Equipment acquired	-	(75,000)
Customer list acquired	-	(375,000)
	-	(450,000)

Cash Flows From Financing Activities
Repayment of note payable	-	(18,500)
Proceeds from loans payable, net of financing costs	-	364,820
Repayment of loans payable	(155,095)	(49,450)
Repayment of convertible notes payable	-	(14,082
Proceeds from lines of credit, net of financing costs	25,088	557,000
Payment of line of credit	(13,918)
Proceeds from loan payable - related party	20,000	-
	(123,925)	839,788

Net Increase in Cash and Cash Equivalents	32,236	88,542

Cash and Cash Equivalents - beginning	217,598	27,241

Cash and Cash Equivalents - end	$249,834	$115,783

Supplemental Disclosures of Cash Flow Information
Cash paid for:
Interest	$-	$36,374

Noncash investing and financing activities:
Conversion of debt to common stock and additional paid in capital	$-	$27,500

Common stock and warrants issued for financing costs	$-	$350,000

About Hispanica International, Inc.

Hispanic International, Inc. (HISP) is a public company founded in 2013. Formed as an ethnic food and beverage company, HISP has leveraged innovation to re-shift its focus into a brand accelerator with the goal of expanding beyond ethnic flavors. The HISP accelerator backs beverage/snack companies, which it can acquire, by building a proprietary distribution platform to enhance its own brands and position for mass market entry.

Based in New York, HISP plans to continue investing in companies focused primarily in the beverage sector, while adding snacks to their portfolio over time. HISP will continue to focus on ethnic flavors, as well as health and wellness-related products, consumer snacking, grocery and health trends. HISP will continue to accelerate beverage and snack companies at different stages, from start-ups to established brands.

HISP is also committed in building long-term relationships with its consumers by offering superior, high quality products at competitive prices. HISP is headquartered in New York and currently has distribution operations in the New York City Tri-State region, Washington DC metro area, as well as in Los Angeles and the Northern California region.

For more information on Hispanica International, Inc. please visit http://www.hispanicadelights.com

SAFE HARBOR STATEMENT

Forward-Looking Statements: This release contains statements that constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements appear in a number of places in this release and include all statements that are not statements of historical fact regarding the intent, belief or current expectations of Hispanica International, Inc. its directors or its officers with respect to, among other things: (i) financing plans; (ii) trends affecting its financial condition or results of operations; (iii) growth strategy and operating strategy. The words “may,” “would,” “will,” “expect,” “estimate,” “can,” “believe,” “potential” and similar expressions and variations thereof are intended to identify forward-looking statements. Investors are cautioned that any such forward-looking statements including those relating to the Company’s financing being adequate for the Company to close acquisitions, decrease indebtedness, being able to place its products in the retail stores, to launch its growth and expansion plans among others, are not guarantees of future performance and involve risks and uncertainties, many of which are beyond Hispanica International, Inc.’s ability to control, and actual results may differ materially from those projected in the forward-looking statements as a result of various factors. No information in this press release should be construed in any way whatsoever as an indication of Hispanica’s future revenues, financial performance or stock price. More information about the potential factors that could affect the business and financial results is and will be included in Hispanica International, Inc.’s filings with the Securities and Exchange Commission at www.sec.gov.

Investors and Corporate Relations
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